Exhibit 99.2

RISK FACTORS

Recent economic trends could continue to adversely affect our financial performance and our liquidity.

The global economic recession and declines in consumption in our end markets have adversely affected sales of both commercial and consumer products and profitability for such products. Further, the global financial markets have been experiencing extreme volatility. Slower sales of consumer digital products due to the uncertain economic environment could lead to reduced sales and earnings while inventory increases. Economic conditions could also accelerate the continuing decline in demand for traditional products, which could also place pressure on our results of operations and liquidity. As a result of the tightening of credit in the global financial markets, the ability of our commercial customers to obtain financing for significant equipment purchases has been adversely affected, resulting in a decrease in, or cancellation of, orders for our products and services and we can provide no assurance that this trend will not continue. In addition, accounts receivable and past due accounts could increase due to a decline in our customers’ ability to pay as a result of the recent economic downturn and our treasury operations could be negatively impacted by failures of financial instrument counterparties, including banks and other financial institutions. If the global economic weakness and tightness in the credit markets continue for a greater period of time than anticipated or worsen, our profitability and related cash generation capability could be adversely affected and, therefore, affect our ability to meet our anticipated cash needs, impair our liquidity or increase our costs of borrowing.

If we are unsuccessful with the strategic investment decisions we have made, our financial performance could be adversely affected.

We have made a decision to focus our investments on businesses at the core of our strategy, which are consumer inkjet, commercial inkjet (including Stream technology) and enterprise workflow, which we believe have large growth potential. Introduction of successful innovative products and the achievement of scale in those businesses are necessary for us to grow these businesses, improve margins and achieve our future financial success. We are also continuing to build upon our cash generating businesses and we are taking actions with respect to certain other businesses to reposition such businesses and generate maximum value. Our current strategic plans require significant attention from our management team and if events occur that distract management’s attention and resources, our business could be harmed. Further, if we are unsuccessful in growing the core investment businesses as planned, maintaining and building upon our current cash generating businesses or executing the transformations that are necessary in certain of our businesses, our financial performance could be adversely affected.

If we cannot effectively anticipate technology trends and develop and market new products to respond to changing customer preferences, this could adversely affect our revenues.

Due to changes in technology and customer preferences, the market for traditional photography products and services is in decline. In our Film, Photofinishing and Entertainment Group, we continue to experience declines in customer demand for film products, consistent with industry trends. Our success depends in part on our ability to develop and introduce new products and services in a timely manner that keep pace with technological developments and that are accepted in the market. Further, we may expend significant resources to develop and introduce new products that are not commercially accepted for any number of reasons, including, but not limited to, failure to successfully market our products, competition from existing and new competitors or product quality concerns. In addition, if we are unable to anticipate and develop improvements to our current technology, to adapt our products to changing customer preferences or requirements or to continue to produce high quality products in a timely and cost effective manner in order to compete with products offered by our competitors, this could adversely affect our revenues.

If we have product quality issues, our expenses may increase, our liquidity may decrease, or our reputation may be harmed, any of which could have an adverse effect on our business.

In the course of conducting our business, we must adequately address quality issues associated with our products and services, including defects in our engineering, design and manufacturing processes, as well as defects in third-party components included in our products. Because our products are becoming increasingly sophisticated and complicated to design and build as rapid advances in technologies occur, the occurrence of defects may increase, particularly with the introduction of new product lines. Although we have established internal procedures to minimize risks that may arise from product quality issues, there can be no assurance that we will be able to eliminate or mitigate occurrences of these issues and associated liabilities. Finding solutions to quality issues can be expensive and we may also incur expenses in connection with, for example, product recalls and warranty or other service obligations. We may also face lawsuits if our products do not meet customer expectations. In addition, quality issues can impair our relationships with new or existing customers and adversely affect our brand image, and our reputation as a producer of high quality products could suffer, which could adversely affect our business as well as our financial results.

The competitive pressures we face could harm our revenue, gross margins and market share.

The markets in which we do business are highly competitive, and we encounter aggressive price competition for all our products and services from numerous companies globally. Over the past several years, price competition in the market for digital products, film and services has been particularly intense as competitors have aggressively cut prices and lowered their profit margins for these products. Our results of operations and financial condition may be adversely affected by these and other industry wide pricing pressures. If our pricing or programs are not sufficiently competitive with current and future competitors, we could also lose market share, adversely affecting our revenue and gross margins.

If we cannot continue to license or enforce the intellectual property rights on which our business depends, or if third parties assert that we violate their intellectual property rights, our revenue, earnings, expenses and liquidity may be adversely impacted.

We rely upon patent, copyright, trademark and trade secret laws in the United States and similar laws in other countries, and non-disclosure, confidentiality and other types of agreements with our employees, customers, suppliers and other parties, to establish, maintain and enforce our intellectual property rights. Despite these measures, any of our direct or indirect intellectual property rights could, however, be challenged, invalidated, circumvented or misappropriated, or such intellectual property rights may not be sufficient to permit us to take advantage of current market trends or otherwise to provide competitive advantages, which could result in costly product redesign efforts, discontinuance of certain product offerings or other competitive harm. Further, the laws of certain countries do not protect proprietary rights to the same extent as the laws of the United States. Therefore, in certain jurisdictions, we may be unable to protect our proprietary technology adequately against unauthorized third party copying or use, which could adversely affect our competitive position. Also, because of the rapid pace of technological change in the information technology industry, much of our business and many of our products rely on key technologies developed or licensed by third parties, and we may not be able to obtain or continue to obtain licenses and technologies from these third parties at all or on reasonable terms.

We have made substantial investments in new, proprietary technologies and have filed patent applications and obtained patents to protect our intellectual property rights in these technologies as well as the interests of our licensees. There can be no assurance that our patent applications will be approved, that any patents issued will adequately protect our intellectual property or that such patents will not be challenged by third parties. The execution and enforcement of licensing agreements protects our intellectual property rights and provides a revenue stream in the form of up-front payments and royalties that enables us to further innovate and provide the marketplace with new products and services. There can be no assurance that such measures alone will be adequate to protect our intellectual property. Our ability to execute our intellectual property licensing strategies could also affect our revenue and earnings. Additionally, the uncertainty around the timing and magnitude of our intellectual property-related judgments and settlements can have an adverse effect on our financial results and liquidity for the remainder of 2009. Our failure to develop and properly manage new intellectual property could adversely affect our market positions and business opportunities. Furthermore, our failure to identify and implement licensing programs, including identifying appropriate licensees, could adversely affect the profitability of our operations.

Finally, third parties may claim that we, our customers, licensees or other parties indemnified by us are infringing upon their intellectual property rights. Such claims may be made by competitors seeking to block or limit our access to digital markets. Additionally, in recent years, individuals and groups have begun purchasing intellectual property assets for the sole purpose of making claims of infringement and attempting to extract settlements from large companies like ours. Even if we believe that the claims are without merit, the claims can be time consuming and costly to defend and distract management’s attention and resources. Claims of intellectual property infringement also might require us to redesign affected products, enter into costly settlement or license agreements or pay costly damage awards, or face a temporary or permanent injunction prohibiting us from marketing or selling certain of our products. Even if we have an agreement to indemnify us against such costs, the indemnifying party may be unable to uphold its contractual obligations. If we cannot or do not license the infringed technology at all, license the technology on reasonable terms or substitute similar technology from another source, our revenue and earnings could be adversely impacted.

If we cannot attract, retain and motivate key employees, our business could be harmed.

In order for us to be successful, we must continue to attract, retain and motivate executives and other key employees, including technical, managerial, marketing, sales, research and support positions. Hiring and retaining qualified executives, research professionals, and qualified sales representatives are critical to our future. Competition for experienced employees in the industries in which we compete is intense. The market for employees with digital skills is highly competitive and, therefore, our ability to attract such talent will depend on a number of factors, including compensation and benefits, work location and persuading potential employees that we are well positioned for success in the digital markets in which we are operating. Given that our compensation plans are highly performance based and given the impact of the global economy on our performance, it may become more challenging to retain key employees. We also must keep employees focused on our strategic initiatives and goals in order to be successful. Our restructuring actions may distract employees or harm our efforts to attract and retain key employees. If we cannot attract properly qualified individuals, retain key executives and employees or motivate our employees, our business could be harmed.

If we are unable to provide competitive financing arrangements to our customers or if we extend credit to customers whose creditworthiness deteriorates, this could adversely impact our revenues, profitability and financial position.

The competitive environment in which we operate may require us to provide financing to our customers in order to win a contract. Customer financing arrangements may include all or a portion of the purchase price for our products and services. We may also assist customers in obtaining financing from banks and other sources and may provide financial guarantees on behalf of our customers. Our success may be dependent, in part, upon our ability to provide customer financing on competitive terms and on our customers’ creditworthiness. As noted previously, the tightening of credit in the global financial markets has adversely affected the ability of our customers to obtain financing for significant purchases, which resulted in a decrease in, or cancellation of, orders for our products and services, and we can provide no assurance that this trend will not continue. If we are unable to provide competitive financing arrangements to our customers or if we extend credit to customers whose creditworthiness deteriorates, this could adversely impact our revenues, profitability and financial position.

Our future pension and other postretirement plan costs and required level of contributions could be unfavorably impacted by changes in actuarial assumptions and future market performance of plan assets which could adversely affect our financial position, results of operations, and cash flow.

We have significant defined benefit pension and other postretirement benefit obligations. The funded status of our U.S. and non U.S. defined benefit pension plans and other postretirement benefit plans, and the related cost reflected in our financial statements, are affected by various factors that are subject to an inherent degree of uncertainty, particularly in the current economic environment. Key assumptions used to value these benefit obligations, funded status and expense recognition include the discount rate for future payment obligations, the long term expected rate of return on plan assets, salary growth, healthcare cost trend rate, and other economic and demographic factors. Significant differences in actual experience or significant changes in future assumptions could lead to a potential future need to contribute cash or assets to our plans in excess of currently estimated contributions and benefit payments and could have an adverse effect on our consolidated results of operations, financial position or liquidity.

Our sales are typically concentrated in the last four months of the fiscal year, therefore, lower than expected demand or increases in costs during that period may have a pronounced negative effect on our results of operations.

The demand for our consumer products is largely discretionary in nature, and sales and earnings of our consumer businesses are linked to the timing of holidays, vacations, and other leisure or gifting seasons. Accordingly, we have typically experienced greater net sales in the fourth fiscal quarter as compared to the other three quarters. Developments, such as lower-than-anticipated demand for our products, an internal systems failure, increases in materials costs, or failure of one of our key logistics, components supply, or manufacturing partners, could have a material adverse impact on our financial condition and operating results, particularly if such developments occur late in the third quarter or during the fourth fiscal quarter. In addition, our inability to achieve intellectual property licensing revenues in the time frame and amount we anticipate could adversely affect our revenues, earnings and cash flow for the remainder of 2009. For example, the fourth fiscal quarter of 2008 was marked by weak consumer holiday spending, which had significant negative impact on our digital camera and devices businesses in the CDG segment. Further, with respect to the GCG segment, tightening credit availability throughout fiscal year 2008, combined with the weak economy, resulted in a reduction of capital spending by customers in the last four months of the year, which negatively impacted equipment sales while increased costs for aluminum negatively impacted our gross margins. These types of developments are often unpredictable and may have an adverse impact on our business and results of operations.

If we fail to manage distribution of our products and services properly, our revenue, gross margins and earnings could be adversely impacted.

We use a variety of different distribution methods to sell our products and services, including third party resellers and distributors and direct and indirect sales to both enterprise accounts and customers. Successfully managing the interaction of direct and indirect channels to various potential customer segments for our products and services is a complex process. Moreover, since each distribution method has distinct risks and costs, our failure to implement the most advantageous balance in the delivery model for our products and services could adversely affect our revenue, gross margins and earnings. Due to changes in our go to market models, we are more reliant on fewer distributors than in past periods. This has concentrated our credit risk and could result in an adverse impact on our financial performance.

Due to the nature of the products we sell and our worldwide distribution, we are subject to changes in currency exchange rates, interest rates and commodities costs that may adversely impact our results of operations and financial position.

As a result of our global operating and financing activities, we are exposed to changes in currency exchange rates and interest rates, which may adversely affect our results of operations and financial position. Exchange rates and interest rates in markets in which we do business tend to be volatile and our sales have been negatively impacted across all three of our segments due to a strong U.S. dollar. In addition, our products contain silver, aluminum, petroleum based or other commodity-based raw materials, the changes in the costs of which can be volatile. If the global economic situation remains uncertain or worsens, there could be further volatility in changes in currency exchange rates, interest rates and commodity prices, which could have negative effects on our revenue and earnings.

We have outsourced a significant portion of our overall worldwide manufacturing, logistics and back office operations and face the risks associated with relying on third party suppliers.

We have outsourced a significant portion of our overall worldwide manufacturing, logistics, customer support and administrative operations (such as credit and collections, and general ledger accounting functions) to third parties. To the extent that we rely on third party service providers, we face the risk that those third parties may not be able to:

•	develop manufacturing methods appropriate for our products;

•	maintain an adequate control environment;

•	quickly respond to changes in customer demand for our products;

•	obtain supplies and materials necessary for the manufacturing process; or

•	mitigate the impact of labor shortages and/or disruptions.

As a result of such risks, our costs could be higher than planned and the reliability of our products could decline. Other supplier problems that we could face include component shortages, excess supply, risks related to duration of our contracts with suppliers for components and materials and risks related to dependency on single source suppliers on favorable terms or at all. If any of these risks were to be realized, and assuming alternative third party relationships could not be established, we could experience interruptions in supply or increases in costs that might result in our inability to meet customer demand for our products, damage to our relationships with our customers, and reduced market share, all of which could adversely affect our results of operations and financial condition.

Delays in our plans to reduce our cost structure through execution of restructuring and other actions could negatively affect our consolidated results of operations, financial position and liquidity.

We recognize the need to continually rationalize our workforce and streamline our operations to remain competitive in the face of an ever-changing business and economic climate. In 2008, we referred to these initiatives as ongoing rationalization activities and, on December 17, 2008, we committed to a plan to implement a targeted cost reduction program, which we refer to as the 2009 Program, to more appropriately size the organization as a result of the current economic environment. The 2009 Program involves rationalizing sales, marketing, administration, supply chain and other business resources in certain areas, focusing research and development and consolidating certain facilities. The execution of the 2009 Program began in January 2009 and we expect the actions under this 2009 Program to be completed by the end of 2009. If we fail to successfully execute our ongoing rationalization activities or the plans within or the timing of our 2009 Program to align our cost structure to the current economic realities, our financial performance could be adversely affected. Additionally, if the restructuring plans are not effectively managed, we may experience lost customer sales, product delays and other unanticipated effects, causing harm to our business and customer relationships. Finally, the timing and implementation of these plans require compliance with numerous laws and regulations, including local labor laws, and the failure to comply with such requirements may result in damages, fines and penalties which could adversely affect our business.

Our inability to effectively complete, integrate and manage acquisitions, divestitures and other significant transactions could adversely impact our business performance including our financial results.

As part of our business strategy, we frequently engage in discussions with third parties regarding possible investments, acquisitions, strategic alliances, joint ventures, divestitures and outsourcing transactions and enter into agreements relating to such transactions in order to further our business objectives. In order to pursue this strategy successfully, we must identify suitable candidates for and successfully complete transactions, some of which may be large and complex, and manage post closing issues such as the integration of acquired companies or employees and the assessment of such acquired companies’ internal controls. Integration and other risks of transactions can be more pronounced for larger and more complicated transactions, or if multiple transactions are pursued simultaneously. If we fail to identify and complete successfully transactions that further our strategic objectives, we may be required to expend resources to develop products and technology internally, we may be at a competitive disadvantage or we may be adversely affected by negative market perceptions, any of which may have an adverse effect on our revenue, gross margins and profitability. In addition, unpredictability surrounding the timing of any divestitures could adversely affect our financial results.

System integration issues could adversely affect our revenue and earnings.

Portions of our information technology infrastructure may experience interruptions, delays or cessations of service in connection with systems integration or migration work that takes place from time to time. In particular, we are in the process of integrating our Graphic Communications Group into our corporate SAP structure. We may not be successful in implementing new systems and transitioning data, which could cause business disruptions and be more expensive, time consuming, disruptive and resource intensive. Such disruption could adversely affect our ability to fulfill orders and interrupt other processes. Delayed sales, higher costs or lost customers resulting from these disruptions could adversely affect our financial results and reputation.

Business disruptions could seriously harm our future revenue and financial condition and increase our costs and expenses.

Our worldwide operations could be subject to earthquakes, power shortages, telecommunications failures, water shortages, tsunamis, floods, hurricanes, typhoons, fires, extreme weather conditions, medical epidemics and other natural or manmade disasters or business interruptions, for which we are predominantly self insured. The occurrence of any of these business disruptions could seriously harm our revenue and financial condition and increase our costs and expenses. In addition, some areas, including parts of the east and west coasts of the United States, have previously experienced, and may experience in the future, major power shortages and blackouts. These blackouts could cause disruptions to our operations or the operations of our suppliers, distributors and resellers, or customers. These events could seriously harm our revenue and financial condition, and increase our costs and expenses.

If we fail to comply with the covenants contained in our senior credit facility or the indenture governing our Senior Secured Notes, our ability to meet our financial obligations or access external financing could be impaired under certain circumstances.

Affirmative and negative covenants are contained in our senior credit facility and will be contained in the indenture governing our Senior Secured Notes, including a requirement to maintain a fixed charge coverage ratio if the excess availability under the senior credit facility falls below $100 million for three consecutive business days. These covenants are typical for debt instruments of this nature. Our failure to comply with the covenants would result in a default under such debt instruments. If an event of default were to occur and not be waived by the lenders or the holders of the Senior Secured Notes, as the case may be, then all outstanding debt, interest and other payments under the applicable debt instrument could become immediately due and payable, any unused borrowing availability under the senior credit facility could be terminated by the lenders, and cash collateralization or a similar remedy could be required for all letters of credit issued under the senior credit facility. Our failure to repay any accelerated debt for borrowed money under our debt instruments could result in acceleration of the majority of our other debt obligations under certain circumstances. In addition, our liquidity could be impaired if we are not able to access our senior credit facility. At June 30, 2009, there was no debt outstanding and there were $131 million of letters of credit issued, which are not considered debt for borrowed money for the purposes of the senior credit facility, but do reduce our borrowing capacity under the senior credit facility. We were in full compliance with the covenants as of June 30, 2009.

We may be required to recognize additional impairments in the value of our goodwill, which would increase expenses and reduce profitability.

Goodwill represents the excess of the amount we paid to acquire businesses over the fair value of their net assets at the date of the acquisition. We test goodwill for impairment annually or whenever events occur or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. This may occur for various reasons including changes in actual or expected income or cash flows of a reporting unit. In the fourth quarter of 2008, we recorded a pre-tax non-cash charge of $785 million to write off a significant portion of the goodwill balance within the GCG segment. We will continue to evaluate current conditions that may affect the fair value of our reporting units to assess whether any further goodwill impairment exists in the future. Secular declines in the results of the FPEG segment may lead to impairment of goodwill related to that segment. In addition, impairments of goodwill could occur in the future if market or interest rate environments deteriorate, expected future cash flows of our reporting units decline, or if reporting unit carrying values change materially compared with changes in respective fair values.

We may be downgraded by rating agencies as a result of our issuance of the Senior Secured Notes.

Our senior unsecured long-term debt rating is currently rated Caa1 by Moody’s and CCC+ by S&P and our corporate credit quality is rated B3 by Moody’s and B- by S&P. Such ratings are on negative outlook. The grant of a second-priority security interest by us to KKR on substantially all of our assets may result in the downgrade of our unsecured long-term debt rating by one notch or more. We do not know whether or when and to what extent such a downgrade may occur. A ratings downgrade may adversely affect our business and financial condition.

We cannot assure you that the KKR private placement will close.

We have agreed to sell KKR no more than $400 million aggregate principal amount of Senior Secured Notes and warrants to purchase no more than 53 million shares of our common stock, which represents approximately 19.8% of our outstanding shares as of June 30. 2009. The completion of the private placement of the Senior Secured Notes and the Warrants to KKR is contingent on the satisfaction or waiver of a number of customary closing conditions, the performance of some of which may be outside of our direct control, including the sale of at least $200 million principal amount of our convertible senior notes. If we fail to satisfy any of these closing conditions or KKR does not waive a closing condition, we will not be able to issue the Senior Secured Notes, which may impact our liquidity position.

The KKR private placement is subject to a number of risks, including that KKR may have interests that diverge from our interests and the interests of our other shareholders.

Upon the completion of the KKR private placement, KKR may have interests that diverge from our interests and the interests of our shareholders. The indenture governing the Senior Secured Notes contains numerous restrictive covenants that may restrict our ability to take actions that otherwise would be in the interests of our shareholders. If we default in our obligations with respect to our Senior Secured Notes or other debt instruments, the interests of KKR, as one of our principal creditors, would diverge from those of our shareholders. In addition, so long as KKR maintains beneficial ownership of specified thresholds of our shares of common stock, it will have the right to nominate up to two members of our board of directors and will be entitled to certain information rights and a right to participate in future offerings of our equity securities. KKR is in the business of investing in companies and they are not restricted in investing in our current or future competitors. Future events may give rise to a divergence of interests between KKR and us or our shareholders.

The implementation of new legislation or regulations or changes in existing laws or regulations could increase our cost to comply and consequently reduce our profitability.

New business legislation or regulations or changes to existing laws or regulation, including interpretations of existing regulations by courts or regulators, could adversely affect our results of operations by increasing our cost to comply. For example, new tax, labor, environmental and securities laws and regulations have been proposed and such proposals or other proposals may be enacted in the future that require us to adopt new policies, internal controls and other compliance practices or modify existing production facilities and operations. Each of these compliance initiatives could lead to internal and external cost increases.

Our future results could be harmed by economic, political, regulatory and other risks associated with international sales and operations.

Because we sell our products worldwide and many of the facilities where our devices are manufactured, distributed and supported are located outside the United States, our business is subject to risks associated with doing business internationally, such as:

•	supporting multiple languages;

•	recruiting sales and technical support personnel with the skills to design, manufacture, sell and support our products;

•	complying with governmental regulation of imports and exports, including obtaining required import or export approval for our products;

•	complexity of managing international operations;

•	exposure to foreign currency exchange rate fluctuations;

•	commercial laws and business practices that may favor local competition;

•	multiple, potentially conflicting, and changing governmental laws, regulations and practices, including differing export, import, tax, labor, anti-bribery and employment laws;

•	difficulties in collecting accounts receivable;

•	reduced or limited protection of intellectual property rights;

•	managing research and development teams in geographically disparate locations, including Canada, Israel, Japan, China, and Singapore; and

•	complicated logistics and distribution arrangements.

While we sell our products worldwide, one component of our strategy is to further expand our international sales efforts. There can be no assurance that we will be able to market and sell our products in all of our targeted international markets. If our international efforts are not successful, our business growth and results of operations could be harmed.

Our results of operations may suffer if we do not effectively manage our inventory, and we may incur inventory-related charges.

We need to manage our inventory of component parts and finished goods effectively to meet changing customer requirements. Accurately forecasting customers’ product needs is difficult. Some of our products and supplies have in the past, and may in the future, become obsolete while in inventory due to rapidly changing customer specifications or a decrease in customer demand. If we are not able to manage our inventory effectively, we may need to write down the value of some of our existing inventory or write off non-saleable or obsolete inventory, which would adversely affect our results of operations. We have from time to time incurred significant inventory-related charges. Any such charges we incur in future periods could materially and adversely affect our results of operations.

Our operations and our products are subject to environmental regulations and failure to comply with such regulations or liabilities imposed as a result of such regulations could have an adverse effect on our business and results of operations.

Our operations are subject to environmental laws and regulations in the jurisdictions in which we conduct our business, including laws addressing the discharge of pollutants into the air and water, obtaining environmental permits for certain operations, the management and disposal of hazardous substances and wastes, the cleanup of contaminated sites, the content of our products and the recycling and treatment and disposal of our products. If we do not comply with applicable rules and regulations in connection with the use and management of such substances, then we could be subject to liability and could be prohibited from operating certain facilities, which could have a material adverse effect on our results of operations and financial condition. In addition, failure to comply with certain regulations could result in fines and civil or criminal sanctions, third-party property damage or personal injury claims and clean up costs. We cannot assure you that we have been or will be at all times in complete compliance with all environmental laws, regulations and permits.

Certain environmental laws and regulations impose liability on current or previous owners or operators of real property for the cost to investigate, remove or remediate hazardous substances. These laws often impose liability even if the owner or operator of property did not know of, or was not responsible for, the release of such hazardous substances. These laws and regulations also assess liability on persons who arrange for hazardous substances to be sent to disposal, reclamation or treatment facilities when such facilities are found to be contaminated. Such persons can be responsible for cleanup costs even if they never owned or operated the contaminated facility. At June 30, 2009, we had accrued liabilities of $111 million for various environmental matters. The majority of this reserve relates to contamination at our Kodak Park site in Rochester, New York. Certain other costs relate to liability at Superfund sites, including the Passaic River. While the accrued liabilities represent our current best estimate of costs for those matters, the ultimate costs could exceed that amount.

Environmental laws and regulations are complex, change frequently and have tended to become more stringent over time. We cannot assure you that our costs of complying with current and future environmental laws and regulations and our liabilities arising from past or future releases of, or exposure to, hazardous substances (including our liability for the matters comprising our environmental reserve) will not adversely affect our business, results of operations or financial condition.